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                                                                 Exhibit 10.(52)

                     AMENDMENT OF SHARE PURCHASE AGREEMENT

     THIS AMENDMENT OF SHARE PURCHASE AGREEMENT (this "Amendment") is entered
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into as of this 14th day of July, 2000, by and between VIRTUAL COMMUNITIES,
INC., a Delaware corporation ("VCI"), CORTEXT LTD., an Israeli  private company
                               ---
("Cortext"), and RAN EILAM and NOAM ILAN (the "Cortext Principals").
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RECITALS
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          A.  The parties hereto entered into a Share Purchase Agreement ("SPA")
as of the 10th day of February, 2000, whereby VCI agreed to purchase up to 450 Ordinary Shares of Cortext, nominal value NIS 1.00 each (the "Old Shares"); and

          B. The parties hereto desire to amend the SPA to provide for an additional investment by VCI in Cortext of up to $600,000 upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT
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     NOW, THEREFORE, in consideration of the mutual promises set forth in this
Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Effective as of the date hereof, the SPA is hereby amended as follows:

     A. The following shall be added at the end of the Recitals of the SPA:

          "E. In addition to the sale and purchase of up to 450 Shares, Cortext wishes to sell, and VCI wishes to purchase for an additional investment in Cortext, an additional number of Ordinary Shares of Cortext, nominal value NIS 1.00 each (the "Additional Shares," and collectively with the 450 Shares, the "Shares") upon the terms and subject to the conditions hereinafter set forth."

     B. Section 1 of the SPA shall be deleted  and replaced by the folloewing:

          "1.  Issuance and Purchase of the Shares. Cortext shall issue and sell
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     to VCI and VCI shall purchase from Cortext, the Shares in installments
     (each an "Installment Closing"), subject to the terms and conditions set
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     forth in Exhibits C and C-2 annexed hereto."

     C. Appendix 1 annexed hereto ("Issuance and Purchase of the Additional Shares") shall be added as Exhibit C-2 to the SPA. Appendix 2 annexed hereto ("Additional Milestones") shall be added as Exhibit C-3 to the SPA.

          2. The remaining $25,000 of the Third Installment payable by VCI pursuant to Section 1.3 of Exhibit C shall be made on June 30, 2000 to the SPA in full satisfaction of VCI's obligations with respect to such Installment.

          3. Payment made by VCI pursuant to Section 1.6 of Exhibit C shall be deemed a portion of the consideration for the Old Shares.

          4. Simultaneous with the execution hereof, Cortext shall reserve 75 Ordinary Shares for issuance pursuant to an employee share ownership plan as shall be approved by the Board of Directors. Pursuant to such plan, Cortext shall grant options to each of the Cortext Principals to purchase 18.75 Ordinary Shares at a pre-money valuation of $3 million for a period of five years subject to a vesting schedule as follows: one third

                                                        STOCK PURCHASE AGREEMENT
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of the options shall vest one year from grant, another third of the options shall vest two years from grant and the last third shall vest two years and six months from the date of their grant.

          5. The parties agree to take all such actions as may be necessary so as to cause a stock split of 10,000:1 and all share amounts referenced herein shall be adjusted accordingly.

          6. VCI confirms its current intention that its ultimate exit strategy for Cortext, assuming financial market conditions and the development of a marketable Cortext product, will be either an IPO or the sale of the Company.

          7. VCI and the Cortext Principals shall take all such actions as may be necessary so as to cause the appointment of: (a) two directors designated by the Cortext Principals to Cortext's Board of Directors for as long as the Cortext Principals together hold at least 15% of the issued and outstanding shares of the Company; and (b) one director designated by the Cortext Principals for as long as the Cortext Principals together hold in excess of 10% of the issued and outstanding shares of the Company.

          8. For as long as the Cortext Principals hold in excess of 10% of the issued and outstanding shares of Cortext, Cortext shall not sell or otherwise transfer all of its interest in Cortext's technology without the consent of the Director appointed by the Cortext Principals.

          9. VCI shall use it best efforts to introduce Cortext to members of the investment community in the U.S. and/or Europe for the purpose of securing additional financing for Cortext. VCI will use it best efforts to arrange a meeting(s) and demonstration(s) as soon as practicable (i.e. within 30 days) following the completion of the first three Additional Milestones.

          10. The Software License Agreement will continue in effect. License fees for CMS deals will be transferred no later than 30 days after VCI's execution of a CMS Design and Development Agreement with a CMS customer. In the event that the customer does not, for any reason, take delivery of CMS from Cortext, the payment will be credited to VCI for a license for another VCI customer.


          Continued on Following Page



          11. The provisions of Section 8 ("Miscellaneous") of the SPA shall apply to this Amendment.

          IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed by its duly authorized representative as of the date and year first set forth above.

                         VIRTUAL COMMUNITIES, INC.

                                                        STOCK PURCHASE AGREEMENT
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                         By:  /s/ Avi Moskowitz

                         Title:  President and CEO


                         CORTEXT LTD.


                         By:  /s/ Noam Ilan

                         Title:  CEO


                         /s/ Noam Ilan

                         _______________________________
                         NOAM ILAN


                         /s/ Ran Eilam


                         _______________________________
                         RAN EILAM